Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Savient Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-36121, 333-33073, 333-33075, 333-64541, 333-87344, 333-127068 and 333-172536) on Form S-8 and in the registration statements (No. 333-146257 and 333-171961) on Form S-3 of Savient Pharmaceuticals, Inc. of our reports dated February 29, 2012, with respect to the consolidated balance sheet of Savient Pharmaceuticals, Inc. and subsidiaries as of December 31, 2011, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended December 31, 2011, the related financial statement schedule for the year ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 Annual Report on Form 10-K of Savient Pharmaceuticals, Inc.

/s/ KPMG LLP

Short Hills, New Jersey

February 29, 2012